UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2012, Comverse Technology, Inc. (“CTI”), Comverse Holdings, Inc. (“CHI”), a CTI wholly-owned subsidiary, certain other shareholders (together with CTI and CHI, the “Shareholders”) of Starhome B.V. (“Starhome”), a majority-owned subsidiary of CTI, and Starhome entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Fortissimo Capital Fund II (Israel), L.P., Fortissimo Capital Fund III (Israel), L.P. and Fortissimo Capital Fund III (Cayman), L.P. (collectively, “Fortissimo”), providing for the sale to Fortissimo of the issued and outstanding share capital of Starhome held by the Shareholders (the “Sale”).

Under the terms of the Share Purchase Agreement, the Shareholders are expected to receive aggregate cash proceeds of approximately $80.3 million, subject to adjustment for fees, transaction expenses and certain taxes.  Of this amount, $10.5 million will be held in escrow for 24 months to cover potential post-closing indemnification claims, with $5.5 million being released after 18 months (less of any claims made on or prior to such date).  CTI and CHI are expected to receive aggregate net cash consideration (including amounts deposited in escrow at closing) of approximately $37.4 million, after payments that CHI agreed to make to certain other Shareholders of up to $4.5 million.

CTI, CHI and the other Shareholders have made customary representations and warranties and covenants in the Share Purchase Agreement, including an agreement not to solicit Starhome employees or interfere with Starhome’s clients, customers, suppliers, licensors or other business relationships for a period of four years following the closing.  CTI and CHI have also agreed for a period of four years following the closing that they shall not, and shall cause their affiliates (other than Verint Systems Inc., a majority-owned subsidiary of CTI) not to, create, design, develop or offer for sale any product or service which directly competes with any products or services offered by Starhome, subject to certain limited exceptions.  In addition, the Share Purchase Agreement contemplates that Starhome and an affiliate of CTI will enter into a transition services agreement at the closing of the Sale and that Comverse, Inc., a wholly-owned subsidiary of CTI, will assume the post-closing obligations of CHI and CTI.

Completion of the Sale is subject to customary conditions, including antitrust filings and approvals.  The Sale is expected to close in October 2012.  If the closing of the Sale does not occur by October 19, 2012, either the Shareholders or Fortissimo may terminate the Share Purchase Agreement; provided, that the Share Purchase Agreement may not be terminated by Fortissimo before December 31, 2012 in the event that a creditor objects to the consummation of the transactions and notice has been given that Starhome intends to contest such objection.

Forward-Looking Statements

Certain statements appearing in this Current Report on Form 8-K constitute “forward-looking statements” regarding the expected closing of the Sale contemplated by the Share Purchase Agreement and the expected proceeds therefrom.  Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this Current Report. The forward-looking statements in this Current Report are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of CTI’s control, and could cause results to materially differ from expectations.  Such risks and uncertainties, include, but are not limited to: the ability of the parties to successfully consummate the transactions contemplated by the Share Purchase Agreement; the receipt of regulatory approvals for the transaction; the successful fulfillment (or waiver) of all conditions set forth in the Share Purchase Agreement; and the successful closing of the transaction within the estimated timeframe.  Actual results could differ materially.  CTI undertakes no commitment to update or revise forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: August 2, 2012	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary